EXHIBIT 99.2


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------

                                    FORM 11-K

                             -----------------------

                                  ANNUAL REPORT


                        Pursuant to Section 15(d) Of The
                         Securities Exchange Act of 1934

                      For the Year Ended December 31, 1996


                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN


                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111

ITEM 1.  CHANGES IN THE PLAN

The Plan was completely amended and restated as of October 1, 1992, with certain provisions retroactively effective as of January 1, 1989. In 1994, the Plan was amended for the purpose of maintaining its qualification under Internal Revenue Code pursuant to the Tax Reform Act of 1986 and, in order to conform the Plan to the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993 and to facilitate the merger of the National Bank of Arizona Savings and Retirement Plan and the Rio Salado Bancorp. Inc. Retirement Plan into the Plan. No changes were made in the Plan during the year 1996.

ITEM 2.  CHANGES IN INVESTMENT POLICY

The Plan maintains four separate types of investment funds: (i) company securities, which consists of Company stock and short-term investments pending the acquisition of Company securities; (ii) Fidelity mutual fund, which invests primarily in a diversified portfolio of U.S. common stocks, which are invested to track closely with the Standard and Poors 500 index; (iii) money market fund, which consists of, but is not limited to, certificates of deposit, commercial paper, and U.S. Treasury bills; and (iv) fixed income fund, which invests primarily in government, mortgage, and corporate bonds. No material changes were made during the year 1996 in the policy with respect to the kind of securities and other investments in which funds held under the Plan may be invested.

ITEM 3.  CONTRIBUTIONS UNDER THE PLAN

The Company's contributions are measured by reference to employee contributions and are not discretionary.

ITEM 4.  PARTICIPATING EMPLOYEES

There were 1,647 participating employees in the Plan on December 31, 1996.

ITEM 5.  ADMINISTRATION OF THE PLAN

(a) Zions Bancorporation is the Plan administrator. The Company's Board of Directors has appointed an Administrative Committee consisting of six persons. The Committee has full power and authority to administer the Plan and to interpret its provisions. The present members of the Committee and their positions held are:

                Member                           Position - Company
        ------------------------   ------------------------------------------------
        Clark B. Hinckley,         Senior Vice President of Zions Bancorporation
        Chairman

        Harris H. Simmons          President and Chief Executive Officer of Zions
                                   Bancorporation

        Dale M. Gibbons            Senior Vice President of Zions Bancorporation

        Peter K. Ellison           Executive Vice President of Zions First
                                   National Bank

        W. David Hemingway         Executive Vice President of Zions First
                                   National Bank

        Richard G. Crandall        Vice President of Zions First National Bank

        Russell W. Miller          President of Zions Insurance Agency, Inc.

     The address of each fiduciary listed above is One South Main, Suite 1380, Salt Lake City, Utah 84111.

(b) No compensation is paid to the Committee members by the Plan. All expenses of the Plan and its administration are paid by the Company.

ITEM 6.  CUSTODIAN OF INVESTMENTS

(a) Zions First National Bank, One South Main, Suite 1380, Salt Lake City, Utah 84111 is the custodian and trustee.

(b)  The custodian and trustee receive no compensation from the Plan.

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES

Participating employees are furnished an annual statement reflecting the status of their accounts as of the end of the fiscal year.

ITEM 8.  INVESTMENT OF FUNDS

As elected by participants, approximately seventy-seven percent of the assets of the Plan are invested in securities of the Company, approximately thirteen percent in the Fidelity mutual fund, approximately eight percent in the money market fund, and approximately two percent invested in the fixed income fund.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

       Report of Independent Auditors

       Statements of Net Assets Available for Benefits - December 31,
         1996 and 1995

       Statements of Changes in Net Assets Available for Benefits -
         Years ended December 31, 1996, 1995, and 1994

       Notes to Financial Statements

       Schedules - Schedules I, II, and III have been omitted for the reasons that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(b)  Exhibits - None

                          Independent Auditors' Report


The Trust Committee
Zions Bancorporation Employee
   Investment Savings Plan:


We have audited the accompanying statements of net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the plan administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held For Investment Purposes and Reportable Transactions for the year ended December 31, 1996, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                          KPMG Peat Marwick LLP

Salt Lake City, Utah
March 7, 1997

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                 Statements of Net Assets Available for Benefits

                           December 31, 1996 and 1995


                                                                       1996             1995
                                                                  --------------   --------------
Assets:
   Cash                                                           $       23,258            4,141
   Investments, at market value:
    Zions Bancorporation common stock (approximate cost
      $12,542,694 in 1996 and $11,002,757 in 1995)                    48,439,248       37,962,263
    Fidelity mutual fund (approximate cost of
      $8,098,504 in 1996 and $6,069,309 in 1995)                       8,316,142        6,699,731
    Money market fund                                                  4,682,245        4,348,941
    Fixed income fund (approximate cost of $1,078,544
      in 1996 and $1,092,604 in 1995)                                  1,067,450        1,099,843
    Short-term investments                                                58,356           15,875
                                                                  --------------   --------------
                                                                      62,563,441       50,126,653
   Contributions receivable:
    Employees                                                             18,581           57,845
    Zions Bancorporation                                                   3,883           12,172
   Participant loans receivable                                        1,366,918        1,357,794
   Dividends receivable                                                  647,356          193,950
   Interest receivable                                                    20,340           18,357
   Due from Zions Bancorporation                                              --            2,439
                                                                  --------------   --------------
        Total assets                                                  64,643,777       51,773,351
Liabilities:
   Accounts payable                                                           --            1,118
   Excess contribution refunds                                           145,645          140,969
                                                                  --------------   --------------
        Total liabilities                                                145,645          142,087
                                                                  --------------   --------------
Net assets available for benefits                                 $   64,498,132       51,631,264
                                                                  ==============   ==============


See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

           Statements of Changes in Net Assets Available for Benefits

                  Years ended December 31, 1996, 1995, and 1994


                                                            1996            1995            1994
                                                        -------------   -------------   -------------
Additions to net assets attributed to:
   Investment income:
    Net appreciation (depreciation) in market
      value of investments                              $  11,544,479      22,676,536        (718,781)
    Dividends                                                 732,045         826,171         692,270
    Capital gain distributions                                560,791         645,849         121,543
    Interest                                                  361,768         312,332         244,470
                                                        -------------   -------------   -------------
                                                           13,199,083      24,460,888         339,502
                                                        -------------   -------------   -------------
   Contributions:
    Employees                                               2,049,269       1,639,255       1,614,117
    Zions Bancorporation                                      430,015         341,868         336,444
    Plan rollovers:
        Nonaffiliated plans                                   342,799       1,050,327         368,721
        Affiliated plan                                       183,050              --              --
                                                        -------------   -------------   -------------
                                                            3,005,133       3,031,450       2,319,282
                                                        -------------   -------------   -------------

           Total additions                                 16,204,216      27,492,338       2,658,784
Deductions from net assets attributed to
   benefits paid directly to participants                   3,337,348       4,562,431       1,802,449
                                                        -------------   -------------   -------------

           Net increase                                    12,866,868      22,929,907         856,335
Net assets available for benefits:
   Beginning of year                                       51,631,264      28,701,357      27,845,022
                                                        -------------   -------------   -------------
   End of year                                          $  64,498,132      51,631,264      28,701,357
                                                        =============   =============   =============

See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 1996, 1995, and 1994


(1)   Description of the Plan

      Zions Bancorporation Employee Investment Savings Plan (the Plan) is a single employer contributory plan that is designed to provide retirement benefits for eligible employees under a pretax salary reduction (deferral) arrangement and, if employees so elect, an opportunity to acquire stock ownership in Zions Bancorporation (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

(2)   Summary of Significant Accounting Policies

      The following is a summary of significant accounting policies followed by the Plan in the preparation of its financial statements:

      (a)  Basis of Presentation

           The Plan's financial statements are presented on the accrual basis of accounting.

           In preparing the financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of net assets available for benefits and additions to and deductions from net assets for the period. Actual results could differ from those estimates. Certain amounts in prior years financial statements have been reclassified to conform to the 1996 presentation.

      (b)  Investments

           Investments in common stock of Zions Bancorporation, Fidelity mutual fund, and fixed income fund shares are carried at market value in the accompanying financial statements. The investments in the money market fund and short-term investments represent cash equivalents. Purchases and sales of investments are recorded on a settlement-date basis which does not materially differ from using the trade-date basis required by generally accepted accounting principles.

      (c)  Cost of Administration

           All costs of administration are absorbed by the Company.

(3)   Eligibility

      Participation in the Plan is voluntary. An employee is eligible to become a participant on January 1 or July 1, whichever coincides with, or immediately follows, the latter of the date on which the employee completes at least 1,000 hours of service during 12 continuous months and attains the age of 21. At December 31, 1996 and 1995, there were 1,647 and 1,687 participants, respectively, in the Plan.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements

(4)   Employee and Company Contributions

      Participants may elect to contribute one to fifteen percent of their compensation to the Employee Investment Savings Plan, limited by participant contributions made to the Zions Bancorporation Employee Stock Savings Plan. The contributions are invested in one or more of the following investment options: (i) the Company's stock, (ii) the Fidelity mutual fund, (iii) a money market fund, and (iv) a fixed income fund. The Company contributes an amount equal to 25 percent of the contribution made by each participant up to ten percent of their compensation with no match made on contributions in excess thereof. The maximum amount a participant may contribute to the Plan in a calendar year is the lesser of fifteen percent of their compensation, or $9,500 for 1996.

(5)   Allocation of Income or Loss

      Net appreciation (depreciation) in market value of investments, dividends, interest income, and capital gains are allocated to each participant's account in proportion to the investment shares held in that participant's account to the total investment shares held in the Plan.

(6)   Vesting and Payment of Benefits

      Employee contributions and the employees' share of the Company contributions are 100 percent vested at all times. Benefits are paid upon death, disability, retirement, or earlier, subject to certain restrictions. Benefits are paid in shares of stock and/or cash pursuant to the nature of the investment vehicle selected by the participant.

(7)   Income Taxes

      The Plan obtained its latest determination letter on June 5, 1996, in which the Internal Revenue Service (IRS) stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has not been amended since receiving the determination letter.

(8)   Investments

      The investments in common stock of the Company and the Fidelity mutual fund, consist of 465,762 and 473,050 shares and 377,320 and 324,599 shares at December 31, 1996 and 1995, respectively. The investment in the fixed income fund consists of 50,855 and 50,942 shares at December 31, 1996 and 1995, respectively.

      The net appreciation (depreciation) in market value for each of the years in the three-year period ended December 31, 1996, in comparison to the market value at the beginning of each year is as follows:

           Investment                          1996            1995           1994
                                          --------------  -------------- --------------
Zions Bancorporation common stock         $   11,090,943      21,983,923       (601,351)
Fidelity mutual fund                             478,254         625,633        (56,687)
Fixed income fund                                (24,718)         66,980        (60,743)
                                          --------------  -------------- --------------
        Net appreciation
         (depreciation) in market value   $   11,544,479      22,676,536       (718,781)
                                          ==============  ============== ==============

                                       3
                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

(9)   Plan Amendments

      The Plan became effective on January 1, 1984, and has been amended and restated at various times thereafter. The Plan was completely amended and restated as of October 1, 1992. In addition, the Plan was amended in 1994 to include employees from recently acquired National Bank of Arizona and Rio Salado Bancorp. Amendment provisions include the following:

      (a)  Participant Contributions

           Participants can elect a pretax reduction from one percent to a maximum of fifteen percent of total compensation as a participant contribution, depending in part on the extent to which the participant contributes to the Zions Bancorporation Employee Stock Savings Plan.

      (b)  Company Contributions

           Matching contributions are made by the Company on behalf of each participant in the amount of 25 percent of participant contributions (note 4), but not in excess of ten percent of compensation.

      (c)  Participant Elections

           Participants may change quarterly investment elections for funds already invested in their accounts.

      (d)  Investment Options

           The Plan maintains four separate types of investment funds: (i) company securities, which consists of Company stock; (ii) Fidelity mutual fund, which invests primarily in a diversified portfolio of U.S. common stocks, which are invested to track closely with the Standard and Poors 500 index; (iii) money market fund, which consists of, but is not limited to, certificates of deposit, commercial paper, and U.S. treasury bills; and (iv) fixed income fund, which invests primarily in government, mortgage, and corporate bonds.

      (e)  Participant Loans

           Beginning October 1, 1992, a participant who is an active employee may apply for and obtain a loan of up to 50 percent of the eligible amounts in their account. Loan terms may not exceed five years and must be secured by the participant's account. Loan repayment is made through payroll deduction.

                                       4
                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements


(10)  Financial Information by Fund Type

      Financial information by fund type as of, December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 are as follows:


           Statement of Net Assets Available for Benefits by Fund Type
                                December 31, 1996

                                                   Zions
                                                   Bancorp-                                                 Partici-
                                                   oration      Fidelity        Money        Fixed          pant
                                                 common stock  mutual fund      market       income         loans         Total
                                                 -----------   -----------   -----------   -----------   -----------   -----------
Assets:
    Cash                                         $    20,157            --            --            --         3,101        23,258
    Investments, at market value:
        Zions Bancorporation common stock         48,439,248            --            --            --            --    48,439,248
        Fidelity mutual fund                              --     8,316,142            --            --            --     8,316,142
        Money market fund                                 --            --     4,682,245            --            --     4,682,245
        Fixed income fund                                 --            --            --     1,067,450            --     1,067,450
        Short-term
           investments                                33,112        23,166            --         2,078            --        58,356
                                                 -----------   -----------   -----------   -----------   -----------   -----------
                                                  48,472,360     8,339,308     4,682,245     1,069,528         3,101    62,563,441

    Contributions receivable:
        Employees                                      5,442         8,986         2,195         1,958            --        18,581
        Zions Bancorporation                           1,112         1,911           508           352            --         3,883
    Participant loans receivable                          --            --            --            --     1,366,918     1,366,918
    Dividends receivable                                  --       647,356            --            --            --       647,356
    Interest receivable                                   86           127        20,098            29            --        20,340
                                                 -----------   -----------   -----------   -----------   -----------   -----------
           Total assets                           48,499,157     8,997,688     4,705,046     1,071,867     1,370,019    64,643,777

Liabilities:
    Excess contribution refunds                       54,658        59,471        24,887         6,629            --       145,645
                                                 -----------   -----------   -----------   -----------   -----------   -----------
           Total liabilities                          54,658        59,471        24,887         6,629            --       145,645
                                                 -----------   -----------   -----------   -----------   -----------   -----------

Net assets available for benefits                $48,444,499     8,938,217     4,680,159     1,065,238     1,370,019    64,498,132
                                                 ===========   ===========   ===========   ===========   ===========   ===========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements


(10)    Financial Information by Fund Type (continued)

           Statement of Net Assets Available for Benefits by Fund Type
                                December 31, 1995

                                     Zions
                                    Bancorp-
                                     ration                                                Partici-
                                     common       Fidelity       Money          Fixed        pant
                                     stock       mutual fund     market        income        loans        Total
                                  ------------  ------------- -------------  -----------  -----------  ------------
Assets:
   Cash                          $      1,110        1,785         1,246             -            -          4,141
   Investments, at market value:

        Zions Bancorporation
         common stock              37,962,263            -             -             -            -     37,962,263
        Fidelity mutual fund                -    6,699,731             -             -            -      6,699,731
        Money market fund                   -            -     4,348,941             -            -      4,348,941
        Fixed income fund                   -            -             -     1,099,843            -      1,099,843
        Short-term investments         15,875            -             -             -            -         15,875
                                  ------------  ------------- -------------  -----------  -----------  ------------
                                   37,978,138    6,699,731     4,348,941     1,099,843            -     50,126,653

   Contributions receivable:
       Employees                       22,448       25,300         7,244         2,853             -        57,845
       Zions Bancorporation             4,619        5,356         1,647           550             -        12,172
   Participant loans receivable        16,960        2,634         4,451         1,238     1,332,511     1,357,794
   Dividends receivable               193,950            -             -             -             -       193,950
   Interest receivable                    126           45        18,164            22             -        18,357
   Due from Zions Bancorporation            -            -             -         2,439             -         2,439
                                  ------------  ------------- -------------  -----------  -----------  ------------
         Total assets              38,217,351    6,734,851     4,381,693     1,106,945     1,332,511    51,773,351

Liabilities:
   Accounts payable                         -            -             -         1,118             -         1,118
   Excess contribution refunds         50,567       67,562        11,975        10,865             -       140,969
                                  ------------  ------------- -------------  -----------  -----------  ------------
         Total liabilities             50,567       67,562        11,975        11,983             -       142,087
                                  ------------  ------------- -------------  -----------  -----------  ------------

Net assets available for
  benefits                       $ 38,166,784    6,667,289     4,369,718     1,094,962     1,332,511    51,631,264
                                  ============  ============= =============  ===========  ===========  ============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements


(10)    Financial Information by Fund Type (continued)

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1996

                                      Zions
                                    Bancorp-
                                     oration       Fidelity                                Partici-
                                     common         mutual        Money         Fixed        pant
                                      stock          fund         market       income        loans         Total
                                  -------------  ------------  ------------  -----------  -----------  -------------
Additions to net assets
  attributed to:
    Investment income:
       Net appreciation in
        (depreciation) market
        value of investments      $11,090,943       478,254             -      (24,718)           -     11,544,479
       Dividends                      581,303        75,331             -       75,411            -        732,045
       Capital gain
        distributions                       -       560,791             -            -            -        560,791
       Interest                         1,972         1,695       222,032          456      135,613        361,768
                                  -------------  ------------  ------------  -----------  -----------  -------------
                                   11,674,218     1,116,071       222,032       51,149      135,613     13,199,083
                                  -------------  ------------  ------------  -----------  -----------  -------------
   Contributions:
     Employees                        829,922       898,971       220,000      100,376            -      2,049,269
     Zions Bancorporation             172,015       188,689        51,176       18,135            -        430,015
     Plan rollovers                   250,017        80,839        15,152      179,841            -        525,849
                                  -------------  ------------  ------------  -----------  -----------  -------------
                                    1,251,954     1,168,499       286,328      298,352            -      3,005,133
                                  -------------  ------------  ------------  -----------  -----------  -------------

   Principal loan payments            462,897       119,887       131,170       25,426     (739,380)             -
                                  -------------  ------------  ------------  -----------  -----------  -------------

         Total additions           13,389,069     2,404,457       639,530      374,927     (603,767)    16,204,216

Deductions from net assets
   attributed to:
     Benefits paid directly
       to participants              2,332,669       453,309       317,861      137,634       95,875      3,337,348
     Loans disbursed                  465,087       179,736        81,083       11,244     (737,150)             -
                                  -------------  ------------  ------------  -----------  -----------  -------------
         Total deductions           2,797,756       633,045       398,944      148,878     (641,275)     3,337,348
                                  -------------  ------------  ------------  -----------  -----------  -------------

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements


(10)    Financial Information by Fund Type (continued)

                                   Zions
                                 Bancorp-
                                  oration       Fidelity                                Partici-
                                  common         mutual        Money         Fixed        pant
                                   stock          fund         market        income       loans         Total
                               -------------  ------------  ------------  -----------  -----------  -------------
Interfund transfers            $  (313,598)      499,516       69,855      (255,773)           -              -
                               -------------  ------------  ------------  -----------  -----------  -------------

         Net increase
           (decrease)           10,277,715     2,270,928      310,441       (29,724)      37,508     12,866,868

Net assets available
  for benefits:
     Beginning of year          38,166,784     6,667,289    4,369,718     1,094,962    1,332,511     51,631,264
                               =============  ============  ============  ===========  ===========  =============
     End of year               $48,444,499     8,938,217    4,680,159     1,065,238    1,370,019     64,498,132
                               =============  ============  ============  ===========  ===========  =============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements


(10)    Financial Information by Fund Type (continued)

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1995

                                  Zions
                                Bancorp-
                                 oration                                              Partici-
                                 common        Fidelity       Money        Fixed        pant
                                  stock      mutual fund      market       income      loans         Total
                              -------------  ------------  ------------  ---------- ------------  ------------
Additions to net assets
  attributed to:
    Investment income:
       Net appreciation
        in market value
        of investments       $ 21,983,923       625,633             -      66,980           -      22,676,536
       Dividends                  690,743        83,833             -      51,595           -         826,171
       Capital gain
        distributions                   -       645,183             -         666           -         645,849
       Interest                    70,994        12,278       226,088       2,972           -         312,332
                              -----------    ----------    ----------    --------   ---------     -----------
                               22,745,660     1,366,927       226,088     122,213           -      24,460,888
                              -----------    ----------    ----------    --------   ---------     -----------
   Contributions:
     Employees                    630,280       698,809       231,990      78,176           -       1,639,255
     Zions Bancorporation         126,185       148,775        54,166      12,742           -         341,868
     Plan rollovers               598,919       164,479       260,825      26,104           -       1,050,327
                              -----------    ----------    ----------    --------   ---------     -----------
                                1,355,384     1,012,063       546,981     117,022           -       3,031,450
                              -----------    ----------    ----------    --------   ---------     -----------

   Principal loan payments        527,843        60,499        96,658      10,522    (695,522)              -
                              -----------    ----------    ----------    --------   ---------     -----------

         Total additions       24,628,887     2,439,489       869,727     249,757    (695,522)     27,492,338

Deductions from net
  assets attributed to:
     Benefits paid
       directly to              2,793,649       787,468       846,207     135,107           -       4,562,431
       participants
     Loans disbursed              327,738       135,213       126,318      12,750    (602,019)              -
                              -----------    ----------    ----------    --------   ---------     -----------
         Total deductions       3,121,387       922,681       972,525     147,857    (602,019)      4,562,431
                              -----------    ----------    ----------    --------   ---------     -----------

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements

(10)    Financial Information by Fund Type (continued)

                                Zions
                              Bancorp-
                               oration       Fidelity                                Partici-
                               common         mutual        Money         Fixed        pant
                                stock          fund         market       income        loans        Total
                           ------------     ----------   ----------    ---------    ---------    -----------
Interfund transfers        $  1,984,548      (762,242)    (839,181)     (383,125)           -              -
                           ------------     ---------    ---------     ---------    ---------    -----------
         Net increase
           (decrease)        19,522,952     2,279,050      736,383       485,025      (93,503)    22,929,907

Net assets available
  for benefits:
     Beginning of year       18,643,832     4,388,239    3,633,335       609,937    1,426,014     28,701,357
                           ============     =========    =========     =========    =========    ===========
     End of year           $ 38,166,784     6,667,289    4,369,718     1,094,962    1,332,511     51,631,264
                           ============     =========    =========     =========    =========    ===========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements

(10)    Financial Information by Fund Type (continued)

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1994

                                      Zions
                                    Bancorp-
                                     oration       Fidelity                              Partici-
                                     common         mutual        Money       Fixed        pant
                                      stock          fund         market      income       loans         Total
                                  -------------  ------------  ------------ ----------  -----------  -------------
Additions to net assets
  attributed to:
    Investment income:
       Net depreciation in
        market value of
        investments                $ (601,351)      (56,643)            -    (60,787)           -      (718,781)
       Dividends                      593,018        57,136             -     42,116            -       692,270
       Capital gain
        distributions                       -       120,212             -      1,331            -       121,543
       Interest                        68,982         9,197       164,795      1,496            -       244,470
                                   ----------     ---------       -------    -------     --------     ---------
                                       60,649       129,902       164,795    (15,844)           -       339,502
                                   ----------     ---------       -------    -------     --------     ---------
   Contributions:
     Employees                        593,429       680,345       270,190     70,153            -     1,614,117
     Zions Bancorporation             115,064       147,082        62,914     11,384            -       336,444
     Plan rollovers                   175,680        66,006       103,216     23,819            -       368,721
                                   ----------     ---------       -------    -------     --------     ---------
                                      884,173       893,433       436,320    105,356            -     2,319,282
                                   ----------     ---------       -------    -------     --------     ---------

   Principal loan payments            313,442        34,364        65,872      2,042     (415,720)            -
                                   ----------     ---------       -------    -------     --------     ---------

         Total additions            1,258,264     1,057,699       666,987     91,554     (415,720)    2,658,784

Deductions from net
  assets attributed to:
     Benefits paid directly
       to participants              1,139,005       276,006       341,951     45,487            -     1,802,449
     Loans disbursed                  335,345        20,480       112,062     32,624     (500,511)            -
                                   ----------    ----------       -------    -------     --------     ---------
         Total deductions           1,474,350       296,486       454,013     78,111     (500,511)    1,802,449
                                   ----------    ----------       -------    -------     --------     ---------

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements

(10)    Financial Information by Fund Type (continued)

                                      Zions
                                    Bancorp-
                                     oration       Fidelity                               Partici-
                                     common         mutual     Money market    Fixed        pant
                                      stock          fund                      income       loans         Total
                                  -------------  ------------  ------------  ----------  -----------  -------------
Interfund transfers              $   108,654       (101,433)      64,079      (71,300)           -              -
                                 -----------       --------    ---------     --------    ---------     ----------

         Net increase
           (decrease)               (324,740)       862,646      148,895       84,743       84,791        856,335

Net assets available
  for benefits:
     Beginning of year            18,968,572      3,525,593    3,484,440      525,194    1,341,223     27,845,022
                                 ===========      =========    =========     ========    =========     ==========
     End of year                 $18,643,832      4,388,239    3,633,335      609,937    1,426,014     28,701,357
                                 ===========      =========    =========     ========    =========     ==========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1996


  Shares/                                                                           Approxi-       Market
 Units held                              Description                               mate cost        value
-------------   --------------------------------------------------------------  --------------   -----------
     465,762    Zions Bancorporation common stock                                 $12,542,694     48,439,248
     377,320    Fidelity mutual fund                                                8,098,504      8,316,142
      50,855    Fixed income fund                                                   1,078,544      1,067,450
                                                                                  -----------     ----------
                                                                                   21,719,742     57,822,840
                                                                                  -----------     ----------

                Money market fund                                                   4,682,245      4,682,245
                Short-term investments                                                 58,356         58,356
                                                                                  -----------     ----------
                                                                                    4,740,601      4,740,601
                                                                                  -----------     ----------

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                 Line 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1996



                                                     Shares
                                                    purchased          Cost
                                                 --------------   -------------
Purchase of investments-
   Zions Bancorporation common stock                    32,662    $   2,609,794